As filed with the Securities and Exchange Commission on September 27, 2023

Registration No. 333-268707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 11 to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

White River Energy Corp
(Exact name of Registrant as specified in its charter)

Nevada	1311	45-3797537
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

609 W/ Dickson St., Suite 102 G

Fayetteville, AR, 72701
(800) 203-5610
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randy May
Chief Executive Officer
White River Energy Corp
609 W/ Dickson St., Suite 102 G

Fayetteville, AR, 72701
(800) 203-5610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Constantine Christakis, Esq.
Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-268707) is being filed as an “exhibits-only” filing solely to amend Item 16(a) of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. Capitalized terms used and not otherwise defined in this Amendment have the meanings given them in the complete Registration Statement, the most recent version of which was filed as Amendment No. 10 on September 19, 2023.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$10,000
Accounting fees and expenses	$67,500
Legal fees and expenses	$180,000
Transfer agent fees and expenses	$10,000
Miscellaneous	$1,000
Total	$268,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provides that the liability of our officers and directors will be eliminated to fullest extent permitted by the NRS.

Under the NRS, these persons are not liable for the breach of fiduciary duty if they acted in good faith and with a view to the interests of the Company. Directors and officers, in deciding upon matters of business, are generally presumed to act in good faith, on an informed basis and with a view to the interests of the Company, and will not be individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except unless it is proven that the presumption that an officer or director acted in good faith does not apply, and that the breach involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from an officer or director for breach of his or her fiduciary duty of care as a director or officer except in the situations described above.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Section 11 of the Company’s Articles of Incorporation provides that we shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We expect to enter into Indemnification Agreements with each of our officers and directors. Notwithstanding the indemnification provided for by Section 11, our Articles of Incorporation or Bylaws, or any written agreement, such indemnity shall not include any advancement of expenses incurred by such indemnitees relating to or arising from any proceeding in which the Company asserts a direct claim against an indemnitee, or an indemnitee asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third party complaint or otherwise. Following the termination of any proceeding, the Company may provide indemnification in accordance with this Section 11, the Company’s Articles of Incorporation or Bylaws, any written agreement or the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, we did not sell any equity securities within the past three years that were not registered under the Securities Act.

On July 25, 2022, the Company entered into a Share Exchange Agreement with Ecoark and White River Holdings pursuant to which the Company acquired White River Holdings from Ecoark and in exchange issued Ecoark 1,200 shares of a new series of Series A of White River. The transaction was treated as a reverse merger for accounting purposes. Ecoark funded White River Holdings with $3 million prior to the reverse merger. The issuance of the Series A was exempt from registration under Section 4(a)(2) of the Securities Act.

In July and August 2022, the Company agreed to issue a total of 17,425,000 shares of restricted common stock to its directors, employees and consultants, subject to vesting conditions. Effective December 1, 2022, the grants were cancelled and replaced with an equivalent number of RSUs on December 2, 2022 with the same economic terms. These transactions were exempt from registration under the Securities Act and Rule 504 promulgated thereunder.

From October 19, 2022 through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 190.2726308 Units to 123 accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $4,756,816 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The offer and sale of the Units and the Series C and Warrants contained therein was not registered under the Securities Act and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

On December 20, 2022, the Company entered into a SPA with Smithline Family Trust I, an accredited investor (the “Purchaser”) whereby the investor lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the investor a 10% Original Issue Discount Senior Secured Convertible Promissory Note, referred to herein as the “Note”. The Note is due September 16, 2023, and bears interest at a rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. The Note is convertible into shares of the Company’s common stock at any time following the issuance date at the investor’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the investor may convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days. For more information on the Note transaction, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Convertible Note Financing” on page 68. Certain provisions of the Note were amended on May 10, 2023, as more particularly described below.

On December 20, 2022, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Centrecourt Asset Management LLC, an affiliate of the Purchaser described above (the “Consultant”), as amended on May 10, 2023 (which amendment is more particularly described below), pursuant to which the Company agreed to issue shares 1,666,667 shares of common stock, subject to upward adjustment to the extent the closing price per share of the Company’s common stock is below $1.00 as of (i) the date a registration statement registering the resale by the Consultant of its shares of common stock is declared effective by the SEC (the “Effective Date”), (ii) 90 days after the Effective Date, and/or (iii) 180 days after the Effective Date. In such event, the number of shares will be increased to the quotient obtained by dividing $1,666,666.67 by the closing price of the common stock.

On January 10, 2023, WR Ops and the Company entered into three separate Participation Agreements with three investors, pursuant to which, the parties agreed to the following: (i) each investor agreed to pay the Company an initial amount of $50,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells. In addition, effective January 10, 2023, WR Ops and the Company entered into two separate Participation Agreements with two investors, pursuant to which, the parties agreed to the following: (i) the investors agreed to pay the Company a total of $150,000, with the proceeds to be used for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for a total of three units, with each unit comprised of the following: (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells. Under each of the Participation Agreements, each investor also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced in the preceding sentence, the Investors agreed to the same cost sharing arrangements as provided for the initial test well.

Between March 12, 2023 and April 30, 2023, the Company entered into additional SPAs with accredited investors whereby the purchasers agreed to purchase a total of 72.84 Units from the Company, at a purchase price of $25,000 per Unit for a total purchase price of $1,821,000. These amounts are included in the total of 263.1126308 Units to which this Prospectus relates. The net proceeds from this offering, after offering expenses and related costs, will be used to enable the Company to proceed with the acquisition of a broker-dealer by increasing its available cash on hand as required for regulatory purposes in connection to the acquisition, and for working capital and general corporate purposes.

On May 10, 2023, the Company entered into an agreement with the holder of the Note dated December 16, 2022 and the designated counterparty under that the Consulting Agreement dated December 16, 2022 pursuant to which the Note and Consulting Agreement were amended as follows: (A) with respect to the Note, (i) the monthly redemption payment obligation was eliminated, (ii) the mandatory prepayment amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; (iii) the mandatory default amount with respect to principal was increased from 125% to 132.5%, or $2,208,333.34; and (iv) the optional redemption amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; and (B) with respect to the Consulting Agreement, an additional clause was added providing that the consultant shall receive on the date ending 180 days after the date a registration statement filed by the Company registering the sale of the shares issuable thereunder is declared effective by the SEC, an additional number of shares of common stock if necessary such that the consultant shall have received a number of shares equal to $1,666,666.67 divided by the price per share of the common stock as of such date.

On August 10, 2023, the Company borrowed $1,000,000 from Smithline Family Trust I, an accredited investor, and issued it a 10% Original Issue Discount Convertible Promissory Note due December 16, 2023.

The Company has granted a total of 23,850,000 RSUs to directors, employees and consultants, subject to certain vesting conditions. This includes the exchange of the 17,425,000 shares of restricted common stock previously granted in 2022 as described above which the recipients exchanged for RSUs.

Each of the foregoing transactions was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, as transactions in securities not involving a public offering.

II-2

EXHIBITS

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Articles of Incorporation	10-Q	8/12/2022	3.1
3.1(a)	Certificate of Amendment to the Articles of Incorporation	8-K	9/30/2022	3.1
3.1(b)	Certificate of Amendment to the Articles of Incorporation	8-K	9/20/2022	3.1
3.2	Amended and Restated Bylaws of Fortium Holdings Corp.	8-K	8/19/2022	3.1
3.2(b)	Amendment to Amended and Restated Bylaws	8-K	7/7/2023	3.1
3.3	Certificate of Designation of Series A Convertible Preferred Stock	8-K	7/29/2022	3.1
3.3(a)	Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	9/27/2022	3.1
3.3(b)	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	8/25/2022	3.1
3.4	Certificate of Designation of Series B Preferred Stock	8-K	7/29/2022	3.2
3.5	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	Amended Employment Agreement with Jay Puchir#+	8-K	12/2/2022	10.1
10.2	Amended Employment Agreement with Randy May#+	8-K	12/2/2022	10.2
10.3	Amended Employment Agreement with Alisa Horgan#+	8-K	12/2/2022	10.3
10.4	Amended Employment Agreement with Richard Horgan#+	8-K	12/2/2022	10.4
10.5	White River Energy Corp 2022 Equity Incentive Plan#	8-K	12/2/2022	10.5
10.6	Form of Restricted Stock Unit Agreement	8-K	12/2/2022	10.6
10.7	Form of Indemnification Agreement	10-Q	11/14/2022	10.6
10.8	Form of Securities Purchase Agreement+	8-K	10/25/2022	10.1
10.9	Form of Warrant	8-K	10/25/2022	10.2
10.10	Form of Registration Rights Agreement+	8-K	10/25/2022	10.3
10.11	Form of Share Exchange Agreement+	8-K	7/29/2022	10.1
10.12	Stock Purchase Agreement dated March 8, 2022	10-K	3/15/2022	10.4
10.13	Joint Venture Agreement dated December 2, 2021+	8-K	12/3/2021	10.1
10.14	Stock Purchase Agreement dated September 14, 2021+	8-K	9/20/2021	10.1
10.15	Amendment to Junior Secured Promissory Note dated December 8, 2020	10-K	2/4/2021	10.5
10.16	Revolving Promissory Note dated August 1, 2020+	10-Q	12/4/2020	10.2
10.17	Securities Purchase Agreement+	S-1/A	3/29/2023	10.20	*
10.18	10% Original Issue Discount Senior Secured Convertible Note+	S-1/A	3/29/2023	10.21	*
10.19	Security Agreement+	S-1/A	3/29/2023	10.22	*
10.20	Guarantee	S-1/A	3/29/2023	10.23	*
10.21	Registration Rights Agreement (Note) +	S-1/A	3/29/2023	10.24	*
10.22	Consulting Agreement	S-1/A	3/29/2023	10.25	*
10.23	Registration Rights Agreement (Consulting Agreement)	S-1/A	3/29/2023	10.26	*
10.24	Membership Interest Purchase Agreement	S-1/A	3/29/2023	10.27	*
10.25	Form of Participation Agreement	8-K	12/9/2022	10.1
10.26	Mississippi Agreement+	8-K	11/28/2022	10.1
10.27	Louisiana Agreement+	8-K	11/28/2022	10.2
10.28	Amendment dated May 10, 2023	10-K	6/29/2023	10.28
10.29	Employment Agreement with Colin Cosgrove+	S-1/A	7/5/2023	10.29	*
10.30	Employment Agreement with Zack Holley+	S-1/A	7/5/2023	10.30	*
10.31	Letter Agreement with Colin Cosgrove and Zack Holley+	S-1/A	7/5/2023	10.31	*
10.32	Form of Limited Partnership Agreement	S-1/A	8/23/2023	10.32	*
10.33	Form of Amended and Restated Limited Partnership Agreement	S-1/A	8/23/2023	10.33	*
10.34	Managing Broker-Dealer Agreement+	8-K	7/19/2023	10.1
10.35	Amendment to Securities Purchase Agreement+	10-Q	8/11/2023	10.7
10.36	Securities Purchase Agreement+	10-Q	8/11/2023	10.8
10.37	$1,111,111 Senior Secured Convertible Note+	10-Q	8/11/2023	10.9
10.38	Guarantee	10-Q	8/11/2023	10.10
10.39	Security Agreement+	10-Q	8/11/2023	10.11
10.40	Registration Rights Agreement	10-Q	8/11/2023	10.12
10.41	Amendment to Membership Interest Purchase Agreement	10-Q	8/11/2023	10.13
10.42	Letter Agreement	S-1/A	8/23/2023	10.42	*
16.1	Letter from RBSM, LLP	8-K	3/23/2023	16.1
21.1	List of Subsidiaries	S-1	12/7/2022	21.1	*
23.1	Consent of MaloneBailey LLP	S-1/A	9/19/2023	23.1	*
23.2	Consent of RBSM LLP	S-1/A	9/19/2023	23.2	*
23.3	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.				(1)
23.4	Consent of Ryder Scott Company, LP	S-1/A	9/19/2023	23.4	*
99.1	Report of Ryder Scott Company, LP	S-1/A	8/23/2023	99.1	*
101.INS	Inline XBRL Instance Document.				Filed
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				Filed
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				Filed
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				Filed
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				Filed
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				Filed

107	Exhibit filing fees	S-1/A	9/19/2023	107	*

(1) Contained in Exhibit 5.1.

# Management contract or compensatory plan or arrangement.

* Previously filed.

+ Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

II-3

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(6)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fayetteville, State of AR, on September 27, 2023.

WHITE RIVER ENERGY CORP

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Randy May	September 27, 2023
Randy May, Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Director)

/s/ Jay Puchir	September 27, 2023
Jay Puchir, Chief Financial Officer (Principal Financial Officer)

/s/ Alisa Horgan	September 27, 2023
Alisa Horgan, Director

/s/ Danny Hames	September 27, 2023
Danny Hames, Director

/s/ James Cahill	September 27, 2023
James Cahill, Director

/s/ Greg Landis	September 27, 2023
Greg Landis, Director

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